Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2019 (except Notes 2 (ac), 10, 12, 18, 19 and 20, as to which the date is December 5, 2019), in the Registration Statement (Form F-1 No. 333-234408) and the related Prospectus of AnPac Bio-Medical Science Co., Ltd. dated December 11, 2019.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

December 11, 2019